Exhibit 10.17.23

THIRD AMENDMENT
TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS THIRD    AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”), is made and entered into on the 16th day of May, 2018, to be effective immediately, by and between OLD DOMINION FREIGHT LINE, INC. (the “Company”), a corporation organized and existing under the laws of the Commonwealth of Virginia and having its principal office at Thomasville, North Carolina, and David S. Congdon (the “Executive”), an individual residing at High Point, North Carolina.

RECITALS:

The Company and the Executive previously entered into an Amended and Restated Employment Agreement, effective as of June 1, 2008, as amended by that certain First Amendment to Amended and Restated Employment Agreement, effective as of November 1, 2012, and that certain Second Amendment to Amended and Restated Employment Agreement, effective as of October 20, 2016 (the “Amended and Restated Employment Agreement”). The parties now desire to amend certain provisions of the Amended and Restated Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in the Amended and Restated Employment Agreement and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1.    Section 2.18 of the Amended and Restated Employment Agreement is hereby replaced with the following:

“2.18. “Fundamental Disagreement” means a material disagreement between the Executive and the Board that occurs after a Change of Control and concerns the strategic direction of the Company or another issue of fundamental importance to the Company, as described in a written notice provided by the Executive to the Lead Independent Director, provided that (i) the material disagreement occurs within three (3) years after the Change of Control, (ii) the Executive is the Executive Chairman of the Company at the time of the Executive’s written notice to the Board, (iii) within sixty (60) days after the date of such written notice, a majority of the members of the Board who are not members of the family (as defined in Section 2.6(a)) of the Executive confirm in writing that there exists a material disagreement with the Board about the strategic direction of the Company or another issue of fundamental importance to the Company that makes it impracticable for the Executive to continue to serve as the Executive Chairman of the Company, and (iv) there has existed no For Cause basis for the Executive’s termination during the Term.”

2.     Section 4.1 of the Amended and Restated Employment Agreement is hereby replaced with the following:

“4.1.     Position and Responsibilities. During the Term (as defined in Sections 2.24 and 5.1), the Executive shall serve as Executive Chairman of the Company’s Board of Directors on the conditions herein provided. The position of Executive Chairman shall be an executive officer position. The Executive shall perform such duties as are customarily performed by one holding the position of Executive Chairman and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by the Company, consistent with his position. The Executive shall at all times report to the Board. The Executive consents to the transition to serve as Executive Chairman, and the Company and the Executive agree that Executive’s service as Executive Chairman shall not constitute “Good Reason” under Section 2.19 of the Agreement.”

3.    Section 28(c) of the Amended and Restated Employment Agreement is hereby replaced with the following:

“(c) If to the Lead Independent Director:
Lead Independent Director of the Board of Directors
c/o Old Dominion Freight Line, Inc.
Attention: General Counsel
500 Old Dominion Way
Thomasville, North Carolina 27360
Fax Number: (336) 822-5289”

4.     This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.        Except as otherwise provided in this Amendment, the terms and provisions of the Amended and Restated Employment Agreement shall continue in effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

[signature page follows]

EXECUTIVE

/s/ David S. Congdon
David S. Congdon

OLD DOMINION FREIGHT LINE, INC.

By:         /s/ Greg C. Gantt
Name:      Greg C. Gantt
Title:        President and Chief Executive Officer

Attest:

/s/ Ross H. Parr
Name: Ross H. Parr
Title:    Secretary